Exhibit 99.1.

QUESTAR REPORTS 2009 NET INCOME OF $393 MILLION

Company affirms 2010 production and updates EBITDA guidance

SALT LAKE CITY — Questar Corp. (NYSE:STR) reported net income of $393.3 million in 2009, or $2.23 per diluted share, compared to $683.8 million, or $3.88 per diluted share, in 2008. In the fourth quarter of 2009, Questar net income was $150.0 million, or $0.85 per diluted share, up 24% from $121.2 million, or $0.69 per diluted share, for the 2008 period. Excluding unrealized mark-to-market losses on natural gas basis-only swaps and gains on non-core asset sales, 2009 net income was $495.2 million or $2.81 per diluted share and $143.9 million or $0.81 per diluted share in the fourth quarter, compared to $692.9 million or $3.93 per diluted share and $174.1 million or $0.99 per diluted share in the full year and fourth quarter of 2008, respectively. Fourth-quarter 2009 EBITDA was $465.9 million, flat with the fourth quarter of 2008, while full-year 2009 EBITDA was $1,644.4 million compared to $1,761.2 million for 2008. Questar E&P 2009 production totaled 189.5 Bcfe, up 11% from 171.4 Bcfe in 2008. Fourth-quarter 2009 production was 55.4 Bcfe, an increase of 20% compared to 46.0 Bcfe in the prior-year period.

NET INCOME (LOSS) BY SUBSIDIARY

(in millions, except earnings per share)

	3 Months Ended December 31,			12 Months Ended December 31,
	2009	2008	Change	2009	2008	Change
Market Resources
Questar E&P	$70.6	$47.9	47%	$134.9	$408.0	(67%)
Wexpro	21.5	18.5	16	80.7	73.9	9
Gas Management(a)	22.0	16.8	31	69.4	81.5	(15)
Energy Trading and other	2.0	3.3	(39)	8.5	22.1	(62)
Market Resources Total(a)	116.1	86.5	34	293.5	585.5	(50)

Questar Pipeline	14.4	14.0	3	58.2	58.0	----
Questar Gas	19.9	20.4	(2)	41.6	40.2	3
Corporate	(0.4)	0.3	----	---	0.1	----
QUESTAR CORPORATION TOTAL(a)	$150.0	$121.2	24%	$393.3	$683.8	(42%)

Earnings per diluted share	$0.85	$0.69		$2.23	$3.88
Average diluted shares	176.7	175.7		176.3	176.1
(a) Net income represents amounts attributable to Questar after deducting noncontrolling interest.

EBITDA BY SUBSIDIARY(a)

(in millions)

	3 Months Ended December 31,			12 Months Ended December 31,
	2009	2008	Change	2009	2008	Change
Market Resources
Questar E&P	$273.7	$295.8	(7%)	$988.0	$1,106.9	(11%)
Wexpro	50.4	41.6	21	183.7	160.0	15

Gas Management	48.7	35.9	36	162.6	170.1	(4)
Energy Trading and other	3.6	4.2	(14)	14.9	33.7	(56)
Market Resources Total	376.4	377.5		1,349.2	1,470.7	(8)

Questar Pipeline	40.4	39.7	2	162.8	165.7	(2)
Questar Gas	47.6	50.0	(5)	130.7	125.7	4
Corporate	1.5	(1.1)	--	1.7	(0.9)	--
QUESTAR CORPORATION TOTAL	$465.9	$466.1	--	$1,644.4	$1,761.2	(7%)

(a)

Management defines EBITDA as net income before unrealized mark-to-market gains and losses on basis-only swaps, gains and losses from asset sales, interest and other income, interest expense, depreciation, depletion and amortization, abandonments and impairments, exploration expense and income taxes.

“All Questar business units executed well in 2009,” said Keith O. Rattie, Questar Chairman, President and CEO. “Questar E&P grew production 11%, and grew year-end proved reserves 24% in 2009 – despite capital expenditures for drilling and completions that were about $290 million lower than 2008. What’s more, we exited 2009 with good momentum heading into 2010 – Questar E&P production was just over 600 MMcfe per day at year-end 2009, driven by strong growth from our Haynesville Shale, Woodford Shale, and Pinedale Anticline plays. Questar E&P generated EBITDA of nearly $1 billion in 2009, while the ‘rest of Questar’s businesses’ added over $650 million EBITDA for the year,” Rattie added.

2009 Highlights

•

Questar E&P full-year 2009 EBITDA declined 11% compared to 2008, due primarily to a 13% decrease in realized natural gas prices and a 37% decrease in realized oil and natural gas liquids (NGL) prices. Fourth-quarter 2009 Questar E&P EBITDA declined 7% compared to the 2008 quarter, also as a result of lower prices.

•

Questar E&P natural gas, oil and NGL production was 189.5 billion cubic feet of natural gas equivalent (Bcfe), up 11% from 171.4 Bcfe in 2008. Fourth-quarter 2009 production was 55.4 Bcfe, up 20% from 46.0 Bcfe in 2008. Natural gas comprised 89% of reported 2009 production volumes. Fourth-quarter 2009 volumes benefited from flush production of wells returned to sales after price-related shut-ins and curtailments in the second and third quarters, and the completion of an inventory of standing drilled and cased wells during the quarter. Questar E&P replaced 379% of 2009 production and grew proved gas and oil reserves 24% to 2.75 Tcfe at year-end 2009.

•

On February 16, the company issued an update on Questar E&P operations, including details on 2009 proved reserves, recent well results, and planned drilling activity in each of its core operating areas. Please refer to the operations update for further information.

•

Realized natural gas prices at Questar E&P averaged $6.54 per thousand cubic feet (Mcf), down 13% compared to 2008, and average realized crude oil and NGL prices averaged $45.91 per barrel (bbl), down 37%. Natural gas hedges mitigated the impact of lower natural gas prices, increasing reported 2009 revenues by $599.3 million, while oil hedges increased revenues by $1.6 million. Hedging increased fourth-quarter 2009 revenues by $120.7 million compared to an increase of $143.5 million in the fourth quarter of 2008.

•

Production volume-weighted per-unit depreciation, depletion and amortization (DD&A) expense at Questar E&P increased to $2.71 per Mcfe, compared to $1.93 per Mcfe in 2008. The increase was primarily due to price-related negative reserve revisions in certain fields, and the growing proportion of total production from fields in the Midcontinent that have higher DD&A rates.

•

Unrealized mark-to-market losses on natural gas basis-only hedges decreased net income $103.0 million in 2009 compared to a loss of $49.7 million a year earlier.

•

Sales of non-core assets at Questar E&P increased net income $1.0 million, compared to a gain of $37.9 million in 2008.

•

Wexpro net income increased 9% to $80.7 million, and its investment base grew 5% to $431.9 million at December 31, 2009. Wexpro produced 48.2 Bcf of cost-of-service gas for delivery to affiliate Questar Gas, up 5% from 46.1 Bcf in 2008.

•

Gas Management net income declined 15% due to lower processing margins and higher depreciation expense. Gathering margin was up 5% to $123.5 million, while processing margin declined 15% to $66.1 million due to a 24% decrease in keep-whole processing margin (frac spread).

•

Questar Pipeline’s 2009 net income remained essentially unchanged at $58.2 million, reflecting a reduction in expansion activity and lower processing revenues and natural gas liquid sales.

•

Questar Gas earned $41.6 million, up 3% over the prior year, driven by customer growth and a general rate increase.

2010 EBITDA Guidance Updated; Production Guidance Remains Unchanged

Questar has revised its 2010 EBITDA guidance to $1.45 to $1.55 billion from $1.48 to $1.58 billion, reflecting revised assumptions for natural gas and oil prices, summarized in the table below. The company affirmed prior production guidance of 210-215 Bcfe. Questar’s 2010 guidance assumes capital expenditures of $1.58 billion, compared to $1.56 billion in prior guidance.

The company’s guidance further assumes hedges in place on the date of this release; these and other assumptions are summarized in the table below:

Guidance Assumptions	2010	2010
	Current	Previous
Questar Corp. EBITDA ($ billions)	$1.45 - $1.55	$1.48 - $1.58
Questar E&P EBITDA (millions)	$820 -$870	$840 - $890
Questar E&P capital spending (millions) (a)	$900.0	$895.0
Questar E&P production – Bcfe	210-215	210-215
NYMEX gas price per MMBtu(b)	$ 5.00-$6.00	$5.50-$6.50
NYMEX crude oil price per bbl(b)	$70.00-$80.00	$75.00-$85.00
NYMEX/Rockies basis differential per MMBtu(b)	$0.45-$0.20	$1.25-$0.50
NYMEX/Midcontinent basis differential per MMBtu(b)	$0.40-$0.15	$0.75-$0.30

(a)

 Includes exploration expense.

(b)

For 2010 unhedged volumes

Questar E&P has hedged about 73% of forecast natural gas and oil-equivalent production for 2010 with fixed-price swaps, and an additional 5% with collars. Current hedges are summarized in the table at the end of this release.

Questar E&P Production Up 11%; EBITDA Down 11% in 2009

Questar E&P – a Market Resources subsidiary that acquires, explores for, develops and produces natural gas and oil – reported production of 189.5 Bcfe in 2009, up 11% from 171.4 Bcfe in 2008. Full-year Questar E&P 2009 EBITDA was $988.0 million compared to $1,106.9 million in 2008. Fourth-quarter 2009 EBITDA was $273.7 million compared to $295.8 million in the 2008 quarter.

Lower realized natural gas, crude oil and NGL prices for the year offset the benefit from growing production volumes. An 11% overall increase in average per Mcfe production costs was driven by higher DD&A expense partially offset by lower production taxes. Unrealized mark-to-market losses on natural gas basis-only swaps decreased net income $103.0 million in 2009 compared to a $49.7 million loss in 2008. Sales of non-core assets increased net income $1.0 million compared to a gain of $37.9 million in 2008.

Fourth-quarter 2009 abandonment expense was $7.7 million compared to abandonment and impairment expenses that totaled $34.3 million in the 2008 quarter. The current-year expense was the result of ongoing leasehold expiration plus costs for plugging depleted wells. 2008 abandonment costs included $28 million of impairment expense.

Questar E&P – Production by Region

	3 Months Ended			12 Months Ended
	December 31,			December 31,
	2009	2008	Change	2009	2008	Change
	(Bcfe)			(Bcfe)
Midcontinent	26.7	18.3	46%	87.8	67.8	29%
Pinedale Anticline	18.4	15.6	18	61.8	56.8	9
Uinta Basin	5.3	7.2	(26)	23.2	26.9	(14)
Rockies Legacy	5.0	4.9	2	16.7	19.9	(16)
Total Questar E&P	55.4	46.0	20%	189.5	171.4	11%

Questar E&P – Realized Prices and Hedging Impact

	3 Months Ended			12 Months Ended
	December 31,			December 31,
	2009	2008	Change	2009	2008	Change

Realized natural gas price ($ per Mcf)	$6.05	$7.70	(21%)	$6.54	$7.56	(13%)
Natural gas hedging impact ($ per Mcf)	2.50	3.38		3.55	0.83

Realized oil and NGL price ($ per bbl)	$53.47	$52.08	3%	$45.91	$72.96	(37%)
Oil and NGL hedging impact ($ per bbl)	(3.87)	6.03		0.46	(9.78)

Unrealized mark-to-market gains (losses) on natural gas basis-only swaps ($ millions)
Pre-tax	$9.4	($86.7)		($164.0)	($79.2)
After-tax	$5.9	($54.3)		($103.0)	($49.7)

Questar E&P – Production Costs

	3 Months Ended			12 Months Ended
	December 31,			December 31,
	(per Mcfe)			(per Mcfe)
	2009	2008	Change	2009	2008	Change
Depreciation, depletion and amortization	$2.63	$2.14	23%	$2.71	$1.93	40%
Lease operating expense	0.57	0.76	(25)	0.67	0.73	(8)
General and administrative expense	0.32	0.30	7	0.36	0.33	9
Allocated interest expense	0.34	0.35	(3)	0.34	0.34	---
Production taxes	0.34	0.37	(8)	0.31	0.61	(49)
Production costs	$4.20	$3.92	7%	$4.39	$3.94	11%

Questar E&P production costs per Mcfe increased 11% compared to 2008, due primarily to a 40% increase in DD&A expense that was partially offset by a 49% decrease in production taxes.

•

All 2009 unit-cost metrics, except production taxes, were negatively impacted by price-related voluntary production curtailments.

•

Production volume-weighted per unit DD&A expense increased due to 2009 price-related negative reserve revisions, ongoing depletion of older, lower-cost reserves and the increasing proportion of Questar E&P total production from properties in the Midcontinent region.

•

 Lease operating expense per Mcfe decreased as the result of increased production in both the fourth quarter and full-year 2009 and as the result of reduced well-workover and water-disposal expense.

•

Production taxes per Mcfe decreased in the fourth quarter and full year 2009 as the result of lower realized prices for natural gas and oil.

Wexpro Net Income Up 9% in 2009

Wexpro – a Market Resources subsidiary that develops and produces cost-of-service reserves for affiliate Questar Gas – reported 2009 net income of $80.7 million compared to $73.9 million in 2008, a 9% increase. Wexpro investment base at December 31, 2009, was $431.9 million compared to $410.6 million a year ago, a 5% increase. In the fourth quarter of 2009, Wexpro net income was $21.5 million, up 16% from $18.5 million in the 2008 quarter. Under a long-standing agreement with the states of Utah and Wyoming, Wexpro recovers its costs and earns an unlevered after-tax return of about 19 to 20% on its investment base – the investment in commercial wells and related facilities, adjusted for working capital and reduced for deferred income taxes and accumulated depreciation.

Gas Management Net Income Down 15% in 2009

Questar Gas Management (Gas Management) – Market Resources gas-gathering and processing-services business – reported 2009 net income of $69.4 million, 15% lower than 2008 as a result of narrower processing margins, which were at record levels in the prior year, and higher depreciation expense. Gathering margin increased $6.4 million or 5%, and processing margin decreased $12.0 million or 15%. Net processing revenues declined 13% to $76.4 million in 2009. Fee-based gas-processing revenues increased $3.4 million, or 12%, compared to the prior year, while keep-whole processing margin decreased 24%, or $13.5 million. Gas Management fee-based processing volumes increased 4% in 2009 to 210.0 million MMBtu. Depreciation expense increased $15.6 million, or 54%, as the result of investment additions in 2008. Gas Management net income for the fourth quarter of 2009 increased 31% to $22.0 million compared to $16.8 million in the fourth quarter of 2008, primarily due to increased gathering and processing margins. Processing margins increased in the fourth quarter of 2009 as the result of improved frac spreads driven by higher NGL prices.

Questar Pipeline Net Income Unchanged in 2009

Questar Pipeline – which provides interstate natural gas transportation and storage services – reported 2009 net income of $58.2 million, compared to $58.0 million in 2008. Revenues decreased $3.2 million, or 1%, reflecting reduced processing revenues and lower NGL prices, which reached record levels in 2008. Operating, maintenance, general and administrative expenses totaled $0.10 per decatherm transported, the same as the prior year. Questar Pipeline net income increased 3% to $14.4 million in the fourth quarter of 2009 compared to $14.0 million in the year-ago period.

Questar Gas Net Income Up 3% in 2009

Questar Gas – which provides retail natural gas distribution services in Utah, Wyoming and Idaho – reported net income of $41.6 million in 2009 compared to $40.2 million in 2008, reflecting modest customer growth and an increase in Utah general rates effective August 2008. Operating, maintenance, general and administrative expenses totaled $166 per customer in 2009, compared to $142 per customer in 2008. The increase was due to recoverable demand-side management costs of $30 per customer in 2009 compared to $7 per customer in 2008. At December 31, 2009, Questar Gas served 898,558 customers, up 9,956, or 1%, from December 31, 2008. Questar Gas net income was $19.9 million in the fourth quarter of 2009, 2% lower than the year-earlier period.

2009 Earnings Teleconference

Questar management will discuss 2009 results and the outlook for 2010 in a conference call with investors Thursday, February 18, beginning at 9:30 a.m. EST. The call can be accessed on the company Internet site at www.questar.com.

About Questar

Questar Corp. (NYSE:STR) is a natural gas-focused energy company with an enterprise value of about $9.2 billion. Questar finds, develops, produces, gathers, processes, transports, stores and distributes natural gas.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of Section 27(a) of the Securities Act of 1933, as amended, and Section 21(e) of the Securities Exchange Act of 1934, as amended. Such statements are based on management’s current expectations, estimates and projections, which are subject to a wide range of uncertainties and business risks. Factors that could cause actual results to differ from those anticipated are discussed in the company’s periodic filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2008. Questar undertakes no obligation to publicly correct or update the forward-looking statements in this news release, in other documents, or on the Web site to reflect future events or circumstances. All such statements are expressly qualified by this cautionary statement.

For more information, visit Questar’s Internet site at: www.questar.com.

# # #

Hedge Positions – February 17, 2010

Time Periods	Rocky Mountain	Midcontinent	Total	Rocky Mountain	Midcontinent	Total
				Estimated
	Gas (Bcf) fixed-price swaps			Average price per Mcf, net to the well
2010
First half	45.3	29.5	74.8	$3.61	$7.80	$5.26
Second half	46.1	30.0	76.1	3.61	7.80	5.26
12 months	91.4	59.5	150.9	3.61	7.80	5.26

2011
First half	38.6	12.0	50.6	$4.43	$6.44	$4.91
Second half	39.3	12.2	51.5	4.43	6.44	4.91
12 months	77.9	24.2	102.1	4.43	6.44	4.91

2012
First half	20.2		20.2	$5.91		$5.91
Second half	20.4		20.4	5.91		5.91
12 months	40.6		40.6	5.91		5.91

2013
First half	23.4		23.4	$5.98		$5.98
Second half	23.8		23.8	5.98		5.98
12 months	47.2		47.2	5.98		5.98

				Estimated
	Gas (Bcf) collars			Average price per Mcf, net to the well
				Floor - Ceiling	Floor - Ceiling	Floor - Ceiling
2010
First half		3.3	3.3		$4.65 -$6.51	$4.65 -$6.51
Second half		3.4	3.4		4.65 - 6.51	4.65 - 6.51
12 months		6.7	6.7		4.65 - 6.51	4.65 - 6.51

2011
First half	6.7	7.0	13.7	$3.39 -$5.78	$5.82 -$7.49	$4.63 -$6.66
Second half	6.8	7.2	14.0	3.39 - 5.78	5.82 - 7.49	4.63 - 6.66
12 months	13.5	14.2	27.7	3.39 - 5.78	5.82 - 7.49	4.63 - 6.66

				Estimated
	Oil (Mbbl) fixed-price swaps			Average price per Bbl, net to the well
2010
First half	417	36	453	$60.18	$66.15	$60.66
Second half	423	37	460	60.18	66.15	60.66
12 months	840	73	913	60.18	66.15	60.66

				Estimated
	Oil (Mbbl) collars			Average price per Bbl, net to the well
				Floor - Ceiling	Floor - Ceiling	Floor - Ceiling
2010
First half	244	118	362	$45.00-$93.78	$53.00-$100.92	$47.60-$96.10
Second half	249	119	368	45.00- 93.78	53.00- 100.92	47.60 - 96.10
12 months	493	237	730	45.00- 93.78	53.00- 100.92	47.60 - 96.10

2011
First half	425	118	543	$51.38-$99.98	$53.00-$109.75	$51.73 -$102.10
Second half	433	119	552	51.38- 99.98	53.00- 109.75	51.73 – 102.10
12 months	858	237	1,095	51.38- 99.98	53.00- 109.75	51.73 – 102.10

QUESTAR CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	3 Months Ended Dec. 31,		12 Months Ended Dec. 31,
	2009	2008	2009	2008
	(in millions, except per share amounts)
REVENUES
Market Resources	$554.6	$507.6	$1,949.0	$2,297.2
Questar Pipeline	43.8	41.9	170.1	173.7
Questar Gas	292.4	329.3	918.9	994.2
Total Revenues	890.8	878.8	3,038.0	3,465.1

OPERATING EXPENSES
Cost of natural gas and other products sold
(excluding operating expenses shown separately)	232.6	245.8	716.2	1,007.6
Operating and maintenance	106.2	95.9	369.2	367.6
General and administrative	47.4	44.8	183.8	166.1
Production and other taxes	30.0	27.2	105.3	164.9
Depreciation, depletion and amortization	196.2	142.5	706.2	494.4
Exploration	6.7	14.6	25.0	29.3
Abandonment and impairment	7.7	38.5	20.3	59.4
Total Operating Expenses	626.8	609.3	2,126.0	2,289.3
Net gain from asset sales	0.3	2.3	1.7	64.7
OPERATING INCOME	264.3	271.8	913.7	1,240.5
Interest and other income	3.7	9.7	16.0	26.7
Income from unconsolidated affiliates	1.7	1.0	6.5	2.3
Unrealized mark-to-market gain (loss) on basis-only swaps	9.4	(86.7)	(164.0)	(79.2)
Realized loss on basis-only swaps	(10.4)		(25.6)
Interest expense	(35.1)	(28.6)	(128.7)	(119.5)
INCOME BEFORE INCOME TAXES	233.6	167.2	617.9	1,070.8
Income taxes	(82.7)	(43.9)	(222.0)	(378.0)
NET INCOME	150.9	123.3	395.9	692.8
Net income attributable to noncontrolling interest	(0.9)	(2.1)	(2.6)	(9.0)
NET INCOME ATTRIBUTABLE TO QUESTAR	$150.0	$121.2	$393.3	$683.8

EARNINGS PER COMMON SHARE - ATTRIBUTABLE TO QUESTAR
Basic	$0.86	$0.70	$2.26	$3.96
Diluted	0.85	0.69	2.23	3.88
Weighted-Average Common Shares Outstanding
Basic	174.4	173.0	174.1	172.8
Diluted	176.7	175.7	176.3	176.1
Dividends Per Common Share	$0.13	$0.125	$0.505	$0.4925

QUESTAR CORPORATION
OPERATIONS BY LINE OF BUSINESS
(Unaudited)

	3 Months Ended Dec. 31,		12 Months Ended Dec. 31,
	2009	2008	2009	2008
	(in millions)
Revenues from Unaffiliated Customers
Questar E&P	$351.8	$362.0	$1,267.3	$1,392.1
Wexpro	6.8	2.3	17.8	31.1
Gas Management	71.8	56.8	238.3	265.9
Energy Trading and other	124.2	86.5	425.6	608.1
Market Resources	554.6	507.6	1,949.0	2,297.2
Questar Pipeline	43.8	41.9	170.1	173.7
Questar Gas	292.4	329.3	918.9	994.2
Total	$890.8	$878.8	$3,038.0	$3,465.1

Revenues from Affiliated Companies
Wexpro	$58.5	$56.5	$225.1	$209.9
Gas Management	6.7	6.9	26.3	24.3
Energy Trading and other	134.1	121.2	385.0	834.5
Market Resources	199.3	184.6	636.4	1,068.7
Questar Pipeline	19.6	18.5	75.3	74.9
Questar Gas	0.4		1.0	6.1
Total	$219.3	$203.1	$712.7	$1,149.7

Operating Income (Loss)
Questar E&P	$124.7	$150.8	$457.0	$762.0
Wexpro	34.2	28.0	124.6	111.3
Gas Management	36.7	25.9	115.6	139.4
Energy Trading and other	3.0	3.6	12.9	31.8
Market Resources	198.6	208.3	710.1	1,044.5
Questar Pipeline	27.8	25.2	115.2	112.9
Questar Gas	36.5	39.4	86.9	84.2
Corporate	1.4	(1.1)	1.5	(1.1)
Total	$264.3	$271.8	$913.7	$1,240.5

Net Income (Loss) Attributable to Questar
Questar E&P	$70.6	$47.9	$134.9	$408.0
Wexpro	21.5	18.5	80.7	73.9
Gas Management	22.0	16.8	69.4	81.5
Energy Trading and other	2.0	3.3	8.5	22.1
Market Resources	116.1	86.5	293.5	585.5
Questar Pipeline	14.4	14.0	58.2	58.0
Questar Gas	19.9	20.4	41.6	40.2
Corporate	(0.4)	0.3		0.1
Total	$150.0	$121.2	$393.3	$683.8

QUESTAR CORPORATION
SELECTED OPERATING STATISTICS
(Unaudited)
	3 Months Ended Dec. 31,		12 Months Ended Dec. 31,
	2009	2008	2009	2008
MARKET RESOURCES
Questar E&P production volumes
Natural gas (Bcf)	49.7	40.9	168.7	151.9
Oil and natural gas liquids (MMbbl)	1.0	0.9	3.5	3.3
Total production (Bcfe)	55.4	46.0	189.5	171.4
Average daily production (MMcfe)	601.5	500.2	519.1	468.3
Questar E&P average realized price,
net to the well (including hedges)
Natural gas (per Mcf)	$6.05	$7.70	$6.54	$7.56
Oil and NGL (per bbl)	$53.47	$52.08	$45.91	$72.96
Wexpro investment base at Dec. 31, net of
depreciation and deferred income taxes (millions)	$431.9	$410.6
Gas Management natural gas processing volumes
NGL sales (MMgal)	27.3	23.6	101.6	89.5
NGL sales price (per gal)	$0.92	$0.64	$0.71	$1.18
Fee-based processing (millions of MMBtu) (1)
For unaffiliated customers	29.6	17.1	102.4	87.4
For affiliated customers	29.9	33.5	107.6	114.1
Total fee-based processing volumes	59.5	50.6	210.0	201.5
Fee-based processing (per MMBtu)	$0.15	$0.16	$0.15	$0.14
Gas Management natural gas gathering volumes (millions of MMBtu) (1)
For unaffiliated customers	59.4	60.4	247.1	224.0
For affiliated customers	44.7	46.8	166.7	168.5
Total gathering	104.1	107.2	413.8	392.5
Gathering revenue (per MMBtu) (1)	$0.33	$0.29	$0.31	$0.31
Energy Trading gas and oil marketing volumes (MMdthe)	54.9	49.2	211.4	195.1
QUESTAR PIPELINE
Natural gas transportation volumes (MMdth)
For unaffiliated customers	138.7	153.2	614.8	608.1
For Questar Gas	27.8	32.5	112.9	120.9
For other affiliated customers	4.0	4.0	9.3	9.2
Total transportation	170.5	189.7	737.0	738.2
Transportation revenue (per dth)	$0.26	$0.23	$0.24	$0.23
Firm-daily transportation demand at Dec. 31, (including
White River Hub - in Mdth)	4,243	4,155
Natural gas processing
NGL sales (MMgal)	3.2	2.1	12.1	8.5
NGL sales price (per gal)	$1.20	$0.83	$0.92	$1.70
QUESTAR GAS
Natural gas volumes (MMdth)
Residential and commercial	38.4	33.9	109.4	112.3
Industrial	0.3	0.4	1.3	1.7
Transportation for industrial customers	14.8	16.4	58.0	62.2
Total industrial	15.1	16.8	59.3	63.9
Total deliveries	53.5	50.7	168.7	176.2
Natural gas revenue (per dth)
Residential and commercial sales	$7.29	$9.27	$7.99	$8.25
Industrial	6.34	6.96	6.50	6.99
Transportation for industrial customers	$0.24	$0.19	$0.19	$0.16
Temperatures - colder (warmer) than normal	14%	(2%)	5%	8%
Temperature-adjusted usage per customer (dth)	35.8	36.0	109.0	109.9
Customers at Dec. 31, (thousands)	898.6	888.6
(1) one MMBtu = one dth

QUESTAR CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
	December 31,	December 31,
	2009	2008
	(in millions)
ASSETS
Current Assets
Cash and cash equivalents	$30.8	$23.9
Accounts receivable, net	400.8	482.4
Fair value of derivative contracts	128.2	431.3
Inventories	154.6	192.4
Prepaid expenses and other	81.2	55.0
Total Current Assets	795.6	1,185.0
Property, Plant and Equipment (successful efforts method for gas and oil properties)	11,529.9	10,229.8
Accumulated depreciation, depletion and amortization	(3,725.0)	(3,096.8)
Net Property, Plant and Equipment	7,804.9	7,133.0
Investment in unconsolidated affiliates	72.0	68.4
Goodwill	69.9	70.0
Fair value of derivative contracts	61.2	106.3
Other noncurrent assets	58.6	68.0
Total Assets	$8,862.2	$8,630.7

LIABILITIES AND EQUITY
Current Liabilities
Short-term debt	$169.0	$231.1
Accounts payable and accrued expenses	607.3	682.9
Fair value of derivative contracts	149.7	0.5
Purchased-gas adjustment	22.1	45.8
Deferred income taxes - current	9.8	130.6
Current portion of long-term debt		42.0
Total Current Liabilities	957.9	1,132.9
Long-term debt, less current portion	2,179.9	2,078.9
Deferred income taxes	1,508.2	1,334.1
Fair value of derivative contracts	140.6	69.0
Other long-term liabilities	518.5	568.3
EQUITY
Common Shareholders' Equity	3,502.2	3,418.0
Noncontrolling interest	54.9	29.5
Total Equity	3,557.1	3,447.5
Total Liabilities and Equity	$8,862.2	$8,630.7

QUESTAR CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	12 Months Ended December 31,
	2009	2008
	(in millions)
OPERATING ACTIVITIES
Net income	$395.9	$692.8
Adjustments to reconcile net income to net cash
provided from operating activities:
Depreciation, depletion and amortization	714.6	502.1
Deferred income taxes	185.4	377.1
Abandonment and impairment	20.3	59.4
Share-based compensation	22.7	16.7
Dry exploratory well expense	4.7	9.7
Net (gain) from asset sales	(1.7)	(64.7)
(Income) from unconsolidated affiliates	(6.5)	(2.3)
Distributions from unconsolidated affiliates and other	4.5	(1.5)
Unrealized mark-to-market loss on basis-only swaps	164.0	79.2
Changes in operating assets and liabilities	74.3	(172.3)
NET CASH PROVIDED BY OPERATING ACTIVITIES	1,578.2	1,496.2

INVESTING ACTIVITIES
Capital expenditures	(1,498.2)	(2,485.7)
Cash used in disposition of assets	(2.0)	(3.7)
Proceeds from disposition of assets	16.1	130.7
NET CASH USED IN INVESTING ACTIVITIES	(1,484.1)	(2,358.7)

FINANCING ACTIVITIES
Change in common stock	9.1	(8.2)
Long-term debt issued, net of issuance costs	472.8	1,741.7
Long-term debt repaid	(417.0)	(751.3)
Change in short-term debt	(62.1)	(29.5)
Dividends paid	(87.9)	(85.4)
Tax benefits from share-based compensation	3.6	13.2
Distribution to noncontrolling interest	(5.7)	(9.3)
Other		1.0
NET CASH PROVIDED FROM (USED IN) FINANCING ACTIVITIES	(87.2)	872.2

Change in cash and cash equivalents	6.9	9.7
Beginning cash and cash equivalents	23.9	14.2
Ending Cash and Cash Equivalents	$30.8	$23.9

QUESTAR CORPORATION
NON-GAAP MEASURES
(Unaudited)

This release contains reference to a non-GAAP measure of earnings per diluted share excluding gains and losses from sales of assets and from unrealized mark-to-market gains and losses on natural gas basis-only swaps. Management believes earnings per diluted share excluding net gains and losses from sales of assets and unrealized mark-to-market gains and losses on natural gas basis-only swaps is an important measure of the Company's operational performance relative to other gas and oil producing companies. The income taxes approximate the Company's effective tax rate for the periods presented.

The following table calculates earnings per diluted share excluding net gains and losses from sales of assets and unrealized mark-to-market gains and losses on natural gas basis-only swaps:
	3 Months Ended Dec. 31,		12 Months Ended Dec. 31,
	2009	2008	2009	2008
	(in millions, except earnings per share)
Net income attributable to Questar	$150.0	$121.2	$393.3	$683.8
Exclusion of net (gain) from asset sales and unrealized mark-to market
(gain) loss on basis-only swaps from net income
Net (gain) from asset sales	(0.3)	(2.3)	(1.7)	(64.7)
Income taxes on net (gain) from asset sales	0.1	0.9	0.6	24.1
Unrealized mark-to-market (gain) loss on basis-only swaps	(9.4)	86.7	164.0	79.2
Income taxes on unrealized mark-to-market (gain) loss on basis- only swaps	3.5	(32.4)	(61.0)	(29.5)
After-tax exclusion of net (gain) from asset sales and unrealized
mark-to-market (gain) loss on basis-only swaps from net income	(6.1)	52.9	101.9	9.1
Net income attributable to Questar excluding net (gain) on asset
sales and unrealized (gain) loss on basis-only swaps	$143.9	$174.1	$495.2	$692.9
EARNINGS PER COMMON SHARE ATTRIBUTABLE TO QUESTAR
Diluted	$0.85	$0.69	$2.23	$3.88
Diluted after-tax (gain) loss on net (gain) on asset sales and
unrealized mark-to-market (gain) loss on basis-only swaps	(0.04)	0.30	0.58	0.05
Earnings per diluted share attributable to Questar excluding net (gain)
on asset sales and unrealized (gain) loss on basis-only swaps	$0.81	$0.99	$2.81	$3.93
Weighted-Average Common Shares Outstanding
Diluted	176.7	175.7	176.3	176.1

This release also contains reference to a non-GAAP measure of EBITDA. Management defines EBITDA as net income before the following items: gains and losses on unrealized mark-to-market basis-only swaps, net gains and losses from asset sales, interest and other income, interest expense, depreciation, depletion, and amortization, abandonment and impairment, exploration expense and income taxes. Management believes EBITDA is an important measure of the Company's cash flow and liquidity and an important measure for comparing the Company's financial performance to other gas and oil producing companies.

The following table reconciles Questar's net income to EBITDA:
3 Months Ended Dec. 31,			12 Months Ended Dec. 31,
	2009	2008	2009	2008
(in millions)
Net income attributable to Questar	$150.0	$121.2	$393.3	$683.8
Net income attributable to noncontrolling interest	0.9	2.1	2.6	9.0
Net Income	150.9	123.3	395.9	692.8
Depreciation, depletion and amortization	196.2	142.5	706.2	494.4
Exploration	6.7	14.6	25.0	29.3
Abandonment and impairment	7.7	38.5	20.3	59.4
Net (gain) from asset sales	(0.3)	(2.3)	(1.7)	(64.7)
Interest and other income	(3.7)	(9.7)	(16.0)	(26.7)
Unrealized mark-to-market (gain) loss on basis-only swaps	(9.4)	86.7	164.0	79.2
Interest expense	35.1	28.6	128.7	119.5
Income taxes	82.7	43.9	222.0	378.0
EBITDA	$465.9	$466.1	$1,644.4	$1,761.2